Exhibit 10.1

Worksport Ltd.

Notice of Performance Stock Unit Award

You (the “Stockholder”) have been granted the following performance stock units (the “PSU”) of Worksport Ltd. (the “Company”), par value $0.0001 per share, which may vest in the order provided for in the vesting schedule1 failing which the PSU shall stand rescinded and revert to the Company.

Name of Grantee:	Steven Rossi

Shares:	400,000

Effective Date of Grant:	November 11, 2022

Vesting Schedule:

Stock Price	Vesting %
$2.25	5%
$2.48	10%
$2.72	15%
$2.99	20%
$3.29	25%
$3.62	30%
$3.99	35%
$4.38	40%
$4.82	45%
$5.31	50%
$5.84	55%
$6.42	60%
$7.06	65%
$7.77	70%
$8.54	75%
$9.40	80%
$10.34	85%
$11.37	90%
$12.51	95%
$13.76	100%

The Grantee and the Company hereby agree and acknowledge that this Grant is governed by the terms and conditions of the 2015 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. The Grantee confirms that it has been provided with a copy of the Plan.

GRANTEE	WORKSPORT LTD.

/s/ Steven Rossi	By:	/s/ William Caragol
Steven Rossi	Name:	William Caragol
	Title:	Chair, Compensation Committee

1 In accordance with the vesting schedule, a milestone is met if the VWAP exceeds the required price for ten (10) consecutive days, with over $100,000 of trading volume (min) on each of those days.